Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. 1350)

In connection with this Quarterly Report on Form 10-Q of Great Elm Capital Corp., a Maryland corporation (the “Registrant”), for the six months ended June 30, 2017 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Peter A. Reed, as Chief Executive Officer of the Registrant, and Michael J. Sell, as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2.	The information contained in the Report fairly presents, in all material respects, the consolidated financial condition and results of operations of the Registrant.

Dated: August 14, 2017

/s/ Peter A. Reed
Peter A. Reed
Chief Executive Officer
(Principal Executive Officer)

/s/ Michael J. Sell
Michael J. Sell
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)